Exhibit 10.1

SEVENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into effective as of September 16, 2010 (the “Effective Date”), among NORTHWEST PIPE COMPANY, an Oregon corporation (the “Borrower”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

Borrower, Administrative Agent and certain lenders party thereto from time to time are parties to that certain Amended and Restated Credit Agreement entered into as of May 31, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”). Borrower and Administrative Agent desire to amend the Credit Agreement as set forth herein. The Required Lenders (as that term is defined in the Credit Agreement), and Bank of America, N.A., as Swing Line Lender and L/C Issuer, have consented to the amendments to the Credit Agreement set forth herein as indicated by their signatures below.

NOW THEREFORE, the parties agree as follows:

AGREEMENT

1. Recitals. The Recitals are true.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.

3. Waivers.

(a) Compliance with the financial covenants under Section 6.17 of the Credit Agreement (and any requirement that Borrower deliver any additional Compliance Certificate demonstrating compliance with such covenants for such period) is waived for Borrower’s fiscal quarter ending June 30, 2010.

(b) Borrower has advised Administrative Agent and Lenders that it expects to restate its financial statements for its fiscal years ending December 31 of each of 2007, 2008 and 2009 (the “Restatement”). Any Events of Default that may have occurred under the Credit Agreement by reason of any certification previously provided by any officer of Borrower in any Compliance Certificate with respect to financial statements of Borrower delivered under the Credit Agreement being rendered inaccurate or misleading as a result of such restatement, are hereby waived; the Restatements will not be used to retest compliance with any financial covenants for any period through June 30, 2010.

(c) The foregoing waivers are conditioned on the Restatement being consistent in all material respects with the draft restatement delivered by Borrower to

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Administrative Agent and Lenders on August 31, 2010. The foregoing waivers do not constitute waivers of any other Default now existing or hereafter arising, whether known or unknown by Administrative Agent. The foregoing waivers do not represent any amendment of any provision of the Credit Agreement.

4. Amendments to Definitions.

(a) The definition of “Annualized Consolidated EBITDA” is deleted from the Credit Agreement.

(b) The table contained in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

Applicable Rate
Pricing Level	Consolidated Total Leverage Ratio	Eurocurrency Rate +	Standby Letters of Credit	Commercial Letters of Credit	Commitment Fee	Base Rate + or -
1	≥4.50:1	4.50%	4.50%	2.00%	0.875%	3.50%
2	≥3.50:1 but <4.50:1	4.00%	4.00%	2.00%	0.750%	3.00%
3	≥3.00:1 but <3.50:1	3.75%	3.75%	1.875%	0.625%	2.75%
4	≥2.50: but <3.00:1	3.375%	3.375%	1.6875%	0.50%	2.375%
5	≥2.00 but <2.50:1	2.875%	2.875%	1.4375%	0.40%	1.875%
6	<2.00:1	2.50%	2.50%	1.25%	0.40%	1.50%

The Applicable Rate from the Effective Date through the delivery date of the Compliance Certificate required to be delivered together with the financial statements described in Section 6.1(b) of the Credit Agreement for Borrower’s fiscal quarter ending September 30, 2010, shall be determined based upon Pricing Level 1.

(c) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“‘Consolidated EBITDA’” means for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense and (iv) other expenses in such period reducing Consolidated Net Income for such period which did not or will not require a cash settlement in such period or any future period (including but not limited to impairment charges, costs

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associated with exit or disposal activities and stock based compensation), minus (b) all items increasing Consolidated Net Income for such period which did not or will not result in a cash settlement in such period or any future period, including any gain from the sale of assets. For purposes of calculating Consolidated EBITDA, EBITDA for permitted acquisitions made by the Borrower, based on financial statements and information reported to the SEC shall be included in the calculation of Consolidated EBITDA. The permitted acquisitions’ EBITDA shall be incorporated on a decreasing pro-rata basis, with 100% of the permitted acquisitions’ EBITDA included in the calculation for the first calendar quarter end following the close of the acquisition, 75% included in the second quarter end, 50% included in the third quarter end and 25% included in the fourth quarter end. Beginning with the fifth quarter following the closing of the acquisition, the EBITDA for the acquisitions’ prior fiscal year shall no longer be incorporated in the calculation of Consolidated EBITDA.”

(d) The definition of “Consolidated Senior Leverage Ratio” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“‘Consolidated Senior Leverage Ratio’ means, on any date of determination, the ratio of Consolidated Senior Funded Debt to Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower and its Subsidiaries then most recently ended.”

(e) The definition of “Consolidated Total Leverage Ratio” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“‘Consolidated Total Leverage Ratio’ means, on any date of determination, the ratio of the Consolidated Total Debt to Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower and its Subsidiaries then most recently ended.”

(f) The definition of “Temporary Availability Block” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“‘Temporary Availability Block’ means from September 17, 2010, until delivery by Borrower of the Compliance Certificate required to be delivered pursuant to Section 6.02(b) hereof with respect to the fiscal quarter of Borrower and its Subsidiaries ending March 31, 2011, the amount of $7,500,000, and thereafter $0.”

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5. Amendment to Section 6.01(a)(i) of the Credit Agreement. Section 6.01(a)(i) of the Credit Agreement is amended in its entirety to read as follows:

“(a)(i) as soon as available, but in any event within 288 days after the end of Borrower’s 2009 fiscal year, and within 105 days after the end of each other fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and”

6. Amendment to Section 6.01(b)(i) of the Credit Agreement. Section 6.01(b)(i) of the Credit Agreement is amended in its entirety to read as follows:

“(b)(i) as soon as available, but in any event within (x) 212 days after the end of the first fiscal quarter of Borrower’s 2010 fiscal year, (y) 121 days after the end of the second fiscal quarter of Borrower’s 2010 fiscal year, and (z) 60 days after the end of each of the other first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes; and”

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7. Amendment to Section 6.01(d) of the Credit Agreement. Section 6.01(d) of the Credit Agreement is amended in its entirety to read as follows:

“(d)(i) Not later than the fifteenth (15th) and the thirtieth (30th) day of each month, (i) a forecast prepared by management of the Borrower in form satisfactory to the Administrative Agent and the Required Lenders, of the weekly cash flows of the Borrower and its Subsidiaries for the periods commencing on Monday of the immediately succeeding week, and ending 13 weeks thereafter, together with a statement of the actual cash flows of the Borrower and its Subsidiaries since the date of the then-most recently delivered cash flow forecast and a description of material variances between forecast cash flows and actual cash flows for such period, and (ii) not later than eighth (8th) Business Day of each of each month, a report of the bookings and backlog of Borrower and its Subsidiaries, in a form and containing details satisfactory to the Administrative Agent and the Required Lenders, as of the last day of the immediately preceding month.”

8. Amendment to Section 6.01(e) of the Credit Agreement. Section 6.01(e) of the Credit Agreement is amended in its entirety to read as follows:

“(e) Not later than 60 days after the end of each fiscal quarter, an analysis of the material variances between the forecasts contained in the business plan delivered to Administrative Agent by Borrower in August 2010 for such fiscal quarter or other applicable reporting period and Borrower’s actual financial results for such fiscal quarter or reporting period, in form and substance satisfactory to the Administrative Agent and the Required Lenders.”

9. Amendment to Section 6.17 of the Credit Agreement. Section 6.17 of the Credit Agreement is amended in its entirety to read as follows:

“Section 6.17. Financial Covenants.

“(a) Consolidated Fixed Charge Coverage Ratio. The Borrower shall maintain a Consolidated Fixed Charge Coverage Ratio of (i) not less than 1.10:1.00 for the fiscal quarter ending June 30, 2011; and (ii) not less than 1.25:1.0 for each fiscal quarter thereafter.

“(b) Consolidated Senior Leverage Ratio. The Borrower shall maintain a Consolidated Senior Leverage Ratio of (i) not greater than 12.75:1.0 for the fiscal quarter ending September 30, 2010; (ii) not greater than 7.50:1.0 for the fiscal quarter ending December 31, 2010; (iii) not greater than 6.25:1.0 for the fiscal quarter ending March 31, 2011; (iv) not greater than 4.75:1.0 for the fiscal quarter ending June 30, 2011; (v) not greater than 4.00:1.0 for the fiscal quarter ending September 30, 2011; and (vi) not greater than 3.50:1.00 for each fiscal quarter thereafter.

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“(c) Consolidated Total Leverage Ratio. The Borrower shall maintain a Consolidated Total Leverage Ratio of (i) not greater than 12.75:1.0 for the fiscal quarter ending September 30, 2010; (ii) not greater than 7.50:1.0 for the fiscal quarter ending December 31, 2010; (iii) not greater than 6.25:1.0 for the fiscal quarter ending March 31, 2011; (iv) not greater than 4.75:1.0 for the fiscal quarter ending June 30, 2011; and (v) not greater than 4.00:1.0 for each fiscal quarter thereafter.

“(d) Consolidated Tangible Net Worth. The Borrower shall maintain at all times a Consolidated Tangible Net Worth of not less than the sum of (i) the greater of $193,000,000 or 85 percent of Borrower’s Consolidated Tangible Net Worth as of June 30, 2010, (ii) 50% of the Consolidated Net Income (but only if it is a positive number) for each fiscal quarter of the Borrower ended after June 30, 2010, and (iii) 100% of the net proceeds from any offering of the equity securities of the Borrower consummated after June 30, 2010.

“(e) Asset Coverage Ratio. The Borrower shall maintain at all times an Asset Coverage Ratio of not less than 1.00:1.00. If the Borrower is out of compliance with this covenant, the Borrower may cure the resulting Default by paying Committed Loans within two (2) Business Days of learning of such non-compliance in an amount sufficient to bring itself into compliance with this covenant. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with such additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of Lenders in accordance with their Applicable Percentages.

“(f) Minimum Consolidated EBITDA. The Borrower shall maintain a minimum Consolidated EBITDA equal to or greater than (i) $3,600,000 for the fiscal quarter ending on September 30, 2010, (ii) $9,400,000 for the cumulative two fiscal quarters ending on December 31, 2010, (iii) and $18,500,000 for the cumulative three fiscal quarters ending on March 31, 2011.

“(g) Rental and Operating Lease Expense. Beginning with the fiscal quarter ending December 31, 2010 and continuing with each fiscal quarter thereafter, the Borrower shall not permit the ratio of (i) the sum of rental and operating lease expense for

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Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) to (ii) total revenue of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP), in each case for the period of four (4) consecutive fiscal quarters ended as of the end of such fiscal quarter, to exceed 6.00%.”

10. Amendment to Exhibit D to the Credit Agreement. The form of Compliance Certificate attached to the Credit Agreement as Exhibit D is amended in its entirety by substituting Exhibit D attached hereto for Exhibit D to the Credit Agreement.

11. Amendment Fees. Prior to this Amendment becoming effective, , Borrower shall pay to Administrative Agent and the Required Lenders consenting hereto an amendment fee of $937,500, such amendment fee to be allocated among such Required Lenders in proportion to the amounts of their respective Commitments.

12. Release. As a material part of the consideration of Administrative Agent entering into, and the Required Lenders consenting to, this Amendment, Borrower hereby releases and forever discharges Administrative Agent, the Lenders and each of their respective successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (all the foregoing, collectively, the “Releasees” and individually, a “Releasee”), jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Borrower may have or claim to have against Releasees (or any one or more of them); provided, however, that neither Administrative Agent nor any Lender nor any other Releasee shall be released hereby from: (i) any obligation to pay to Borrower any amounts that Borrower may have on deposit with Administrative Agent or any Lender, in accordance with applicable laws and the terms of the documents establishing any such deposit relationship; or (ii) any claim (including without limitation any claim for breach of the Credit Agreement or other Loan Document) arising from any action, inaction or conduct of Administrative Agent or the Lenders or the other Releasees after the effective date of this Amendment.

13. No Further Amendment, Expenses. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Administrative Agent and Lenders on request for all reasonable expenses, including legal fees actually incurred by Administrative Agent and Lenders in connection with the preparation of this Amendment, any other amendment documents and the closing of the transaction contemplated hereby and thereby.

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14. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment, it being understood that the Administrative Agent may rely on a facsimile counterpart signature page hereof for purpose of determining whether a party hereto has executed a counterpart hereof.

(b) Governing Law. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

(c) Certain Agreements Not Enforceable. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

[Signatures appear on the following page.]

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EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:	NORTHWEST PIPE COMPANY

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

CONSENTED TO BY THE REQUIRED LENDERS:	BANK OF AMERICA, N.A.

By:
Name:
Title:

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UNION BANK, N.A., formerly known as Union Bank of California, N.A.

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

CONSENTED TO BY SWING LINE

              LENDER AND L/C ISSUER

BANK OF AMERICA, N.A., as Swing Line Lender and L/C Issuer

By:
Name:
Title:

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EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                    ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May 31, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Northwest Pipe Company, an Oregon corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                              of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

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[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of (i) the Borrower contained in Article V of the Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                             ,                     .

NORTHWEST PIPE COMPANY

By:
Name:
Title:

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For the Quarter/Year ended                             (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 6.17(a) –Consolidated Fixed Charge Coverage Ratio.

	A.	Consolidated EBITDA for the four consecutive quarters ending on Statement Date (“Subject Period”)

		1.	Consolidated Net Income for Subject Period:	$

		2.	plus Consolidated Interest Charges for Subject Period:	$

		3.	plus consolidated income taxes for Subject Period:	$

		4.	plus consolidated depreciation and amortization for Subject Period:	$

		5.	plus other expenses in the Subject Period reducing Consolidated Net Income for such period which did not or will not require a cash settlement in such period or any future period:	$

		6.	minus all items increasing Consolidated Net Income for the Subject Period which did not or will not result in a cash settlement in such period or any future period, including any gain from the sale of assets:	$

		7.	Consolidated EBITDA (total of lines 1-6):	$

	B.	Consolidated Maintenance Capital Expenditures for the Subject Period:		$

	C.	Consolidated Fixed Charges

		1.	Consolidated Interest Charges for Subject Period:	$

		2.	plus the consolidated current maturities of long-term debt as of Statement Date:	$

		3.	plus the consolidated current maturities of capital leases as of Statement Date:	$

		4.	Consolidated Fixed Charges (total of lines 1-3):	$

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	C.	Ratio ((Line I.A.7 less the greater of $4,000,000 or Line I.B) divided by Line I.C.4):	to 1.00

Minimum Required:			1.10 to 1.00 for fiscal quarter ending June 30, 2011

1.25 to 1.00 for each fiscal quarter thereafter

II.	Section 6.17(b) – Consolidated Senior Leverage Ratio.

	A.	Consolidated Senior Funded Debt as of Statement Date

		1.	Consolidated Total Debt as of Statement Date as defined: $

		2.	less Subordinated Debt as of Statement Date as defined: $

		3.	Consolidated Senior Funded Debt as of Statement Date (line 1 less line 2): $

	B.	Consolidated EBITDA for the Subject Period

		1.	line I.A.7 above: $

	C.	Ratio (Line II.A.3 divided by Line II.B.1):	to 1.00

Maximum Permitted:			12.75 to 1.00 for fiscal quarter ending September 30, 2010

7.50 to 1.00 for fiscal quarter ending December 31, 2010

6.25 to 1.00 for fiscal quarter ending March 31, 2011

4.75 to 1.00 for fiscal quarter ending June 30, 2011

4.00 to 1.00 for fiscal quarter ending September 30, 2011

3.50 to 1.00 for each fiscal quarter thereafter

III.	Section 6.17(c) – Consolidated Total Leverage Ratio

	A.	Consolidated Total Debt at Statement Date

		1.	as defined: $

	B.	Consolidated EBITDA for Subject Period

		1.	line 1.A.7 above: $

	C.	Ratio (Line III.A.1 divided by Line III.B.1):	to 1.00

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	Maximum Permitted:			12.75 to 1.00 for fiscal quarter ending September 30, 2010

7.50 to 1.00 for fiscal quarter ending December 31, 2010

6.25 to 1.00 for fiscal quarter ending March 31, 2011

4.75 to 1.00 for fiscal quarter ending June 30, 2011

4.00 to 1.00 for each fiscal quarter thereafter

IV.	Section 6.17(d) –Consolidated Tangible Net Worth.

	A.	Consolidated Tangible Net Worth at Statement Date:

		1.	total Shareholders’ Equity for Borrower and its Subsidiaries at Statement Date:	$

		2.	less Intangible Assets of Borrower and its Subsidiaries at Statement Date:	$

		3.	Tangible Net Worth (Line IV.A.1 less Line IV.A.2):	$

	B.	Consolidated Tangible Net Worth as of June 30, 2010:

		1.	total Shareholders’ Equity for Borrower and its Subsidiaries at June 30, 2010:	$

		2.	less Intangible Assets of Borrower and its Subsidiaries at June 30, 2010:	$

		3.	Tangible Net Worth (Line IV.B.1 less Line IV.B.2):	$

	C.	Minimum Required Consolidated Tangible Net Worth:

		1.	the greater of $193,000,000 or 85% of Line IV.B.3:	$

		2.	plus the sum of 50% of Consolidated Net Income (without subtracting losses) earned in each quarterly accounting period ended after June 30, 2010:	$

		3.	plus the net proceeds from any equity securities issued by Borrower after June 30, 2010:	$

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		4.	Minimum Required Consolidated Tangible Net Worth (Line IV.C.1 plus Line IV.C.2 plus Line IV.C.3):	$

	D.	Excess (deficiency) for covenant compliance

		(Line IV.A.3 less IV.C.4):		$

V.	Section 6.17(e) –Asset Coverage Ratio.

	A.	Eligible Assets at Statement Date

		1.	85% of Eligible Accounts Receivable at Statement Date:	$

		2.	plus 60% of Eligible Inventory at Statement Date:	$

		3.	plus 30% of Eligible Property, Plant and Equipment at Statement Date:	$

		4.	Total Eligible Assets at Statement Date:	$

	B.	Consolidated Total Debt at Statement Date		$

		1.	as defined:	$

	C.	Ratio (Line V.A.4 ÷ Line V.B.1):		to 1.00

	Minimum Required:			1.00 to 1.00

VI.	Section 6.17(f) - Minimum Consolidated EBITDA

	A.	Consolidated EBITDA for the one, two or three consecutive quarters ending on Statement Date, as applicable (“Cumulative Period”)

		1.	Consolidated Net Income for Cumulative Period:	$

		2.	plus Consolidated Interest Charges for Cumulative Period:	$

		3.	plus consolidated income taxes for Cumulative Period:	$

		4.	plus consolidated depreciation and amortization for Cumulative Period:	$

		5.	plus other expenses in such Cumulative Period reducing Consolidated Net Income for such period which did not or will not require a cash settlement in such period or any future period:	$

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		6.	minus all items increasing Consolidated Net Income for such Cumulative Period which did not or will not result in a cash settlement in such period or any future period, including any gain from the sale of assets: $

		7.	Consolidated EBITDA (total of lines 1-6): $

	Minimum Required:		$3,600,000 for the fiscal quarter ending on September 30, 2010

$9,400,000 for the cumulative two fiscal quarters ending on December 31, 2010

$18,500,000 for the cumulative three fiscal quarters ending on March 31, 2011

VII.	Section 6.17(g) – Rental and Operating Lease Expense

	A.	Rental and operating lease expense for the four consecutive fiscal quarters ending on the Statement Date:	$

	B.	Total revenue for the four consecutive fiscal quarters ending on the Statement Date:	$

	C.	Ratio (Line VII.A ÷ Line VII.B)

	Maximum Permitted:		6.00%

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